SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: 6-13-2005
(Date of earliest event reported)

GOLD BANC CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Kansas	0-28936	48-1008593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11301 Nall Avenue, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 451-8050

Item 8.01          Other Events

On June 7, 2005 Gold Bank, a wholly-owned subsidiary of the Registrant, filed suit in United States Federal Court in Kansas City, Kansas against the Farm Service Agency (“FSA”), Secretary of Agriculture Mike Johanns, and the United States Department of Agriculture (“USDA”) alleging that the USDA’s regulations governing the interest rate banks may charge on FSA guaranteed loans are “unconstitutionally vague regulations” and “that people of common intelligence must necessarily guess at their meaning and differ as to their application.”

Under its guaranteed loan program, the FSA guarantees up to 95% of the principal amount of agricultural loans made to eligible farm borrowers. The legislation establishing the guaranteed loan program states that the maximum interest rates are to be determined by the Secretary of Agriculture. In the suit, Gold Bank alleges that the regulations promulgated by the Secretary of Agriculture and the FSA state only that the interest rates cannot exceed those charged to a lender’s “average agricultural loan customer.”

The suit was triggered by the FSA’s decision to deny Gold Bank’s requests for interest assistance payments (4% subsidies that certain FSA guaranteed loan customers are eligible to receive). If the FSA approves the request for interest assistance, it pays the interest to the bank, which then credits the amount against the borrower’s loan.

The FSA began denying Gold Bank’s requests after Gold Bank began attaching addenda to the requests, which require the lender to certify for interest assistance payments that it “is accurate and consistent” with FSA regulations. The addenda limited the scope of Gold Bank’s certification, because of the “ongoing prospect” of liability resulting from the vagueness of the FSA’s interest rate regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD BANC CORPORATION, INC.

Dated: June 13, 2005	By:	/s/ Richard J. Tremblay
Richard J. Tremblay Chief Financial Officer